CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-292071 on Form S-6 of our report dated February 23, 2026, relating to the financial statement of FT 12726, comprising Vest Enhanced Large Cap Buffered 15 Portfolio, Series 36, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 23, 2026